                                     BY-LAWS

                                       OF

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                             A Delaware Corporation

                                    ARTICLE I
                                     OFFICES

      Section 1. Registered Office. The registered office of the corporation in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange
Street, Wilmington, Delaware, County of New Castle. The name of the corporation's registered agent at such address shall be The Corporation Trust
Company. The registered office and/or registered agent of the corporation may be changed from time to time by action of the board of directors.

      Section 2. Other Offices. The corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

      Section 1. Annual Meeting. An annual meeting of the stockholders shall be held each year for the purpose of electing directors and conducting such other proper business as may come before the meeting. The date and time of the annual meeting shall be determined by the president of the corporation; provided that if the president does not act, the board of directors shall determine the date and time of such meeting.

      Section 2. Special Meeting. Special meetings of stockholders may be called for any purpose and may be held at such time and place, within or without the
State of Delaware, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called at any time by the president, the stockholders, or by resolution of the board of directors.

      Section 3. Place of Meetings. The board of directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the corporation.

      Section 4. Notice. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting unless notice is waived by the stockholder. All such notices shall be delivered, either personally or by mail, by or at the direction of the board of directors, the president or the secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage

prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the corporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

      Section 5. Stockholders List. The officer having charge of the stock ledger of the corporation shall make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

      Section 6. Quorum. The holders of a majority of the outstanding shares of capital stock, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by statute or by the certificate of incorporation. If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place. When a quorum is once present to commence a meeting of stockholders, it is not broken by the subsequent withdrawal of any stockholders or their proxies.

      Section 7. Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      Section 8. Vote Required. When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law or of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question. All elections for directors shall be decided by a plurality of the vote.

      Section 9. Voting Rights. Except as otherwise provided by the General
Corporation Law of the State of Delaware or by the certificate of incorporation of the corporation or any amendments thereto and subject to Section 3 of Article
VI hereof, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of common stock held by such stockholder.

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      Section 10. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or person to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the secretary or a person designated by the secretary, and no shares may be represented or voted trader a proxy that has been found to be invalid or irregular.

      Section 11. Action by Written Consent. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent or consents, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon where present and voted.
Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

                                   ARTICLE III
                                    DIRECTORS

      Section 1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of the board of directors which may exercise all powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

      Section 2. Number, Election and Term of Office. Subject to Section 14 of
this Article III, the total number of directors shall be established from time to time by resolution of the board, provided that such number shall not be less than three. The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. The directors shall be elected in this manner at the annual meeting of the stockholders, except as provided in Section 4 of this Article III. Each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier resignation or removal as hereinafter provided.

      Section 3. Removal and Resignation. Any director or the entire board of directors may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Any director may resign at any time upon written notice to the corporation. Such written resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the president or secretary. The acceptance of a resignation shall not be necessary to make it effective.

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      Section 4. Vacancies. Subject to Section 14 of this Article III, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier resignation or removal as herein provided.

      Section 5. Annual Meetings. The annual meeting of each newly elected board of directors shall be held without other notice than this By-laws immediately after, and at the same place as, the annual meeting of stockholders.

      Section 6. Other Meetings and Notice. Regular meetings, other than the annual meeting, of the board of directors may be held within or without the
State of Delaware and without notice at such time and at such place as shall from time to time be determined by resolution of the board. Special meetings of the board of directors may be called by or at the request of the president or any director on at least 24 hours notice to each director, either personally, by telephone, by mail or by telegraph.

      Section 7. Quorum, Required Vote and Adjournment. A majority of the total number of directors shall constitute a quorum for the transaction of business.
The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      Section 8. Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which to the extent provided in such resolution or these By-laws shall have and may exercise the powers of the board of directors in the management and affairs of the corporation except as otherwise limited by law. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

      Section 9. Committee Rules. Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the board of directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. In the event that a member and that member's alternate, if alternates are designated by the board of directors as provided in Section 8 of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.

                                       -4-

      Section 10. Communications Equipment. Members of the board of directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

      Section 11. Waiver of Notice and Presumption of Assent. Any member of the board of directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objection at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

      Section 12. Action by Written Consent. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if, before or after the action, all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

      Section 13. Compensation. Unless otherwise restricted by the certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors by written resolution. Nothing herein shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

      Section 14. Independent Director. Acting in accordance with the requirements of this Section 14, the board of directors may amend the By-laws to provide that the board of directors shall thereafter include at all times at least two individuals who are Independent Directors (as defined in Section 15).
Any such amendment of the By-laws in accordance with this Section 14 shall not thereafter be amended, altered or repealed without the written consent of each
Rating Agency.

      Section 15. Definitions of Certain Terms Used in Section 14. For purposes of Section 14 the following terms shall have the meaning set forth in this
Section 15:

      (i)     A "Rating Agency" shall be any agency which has rated securities issued by the corporation or of an entity for which the corporation was the depositor.

      (ii)    An "Independent Director" shall be an individual who: (A) is not and has not been employed by GMAC Commercial Mortgage Corporation or any of its
subsidiaries or affiliates as a director, officer or employee within the five years immediately prior to such individual's appointment as an Independent
Director; (B) is not (and is not affiliated with a company or a firm that is) a significant advisor or consultant to GMAC Commercial Mortgage

                                       -5-

Corporation or any of its subsidiaries and affiliates; (C) is not affiliated with a significant customer or supplier of GMAC Commercial Mortgage Corporation or any of its subsidiaries or affiliates; (D) is not affiliated with a company of which GMAC Commercial Mortgage Corporation or any of its subsidiaries and affiliates is a significant customer or supplier; (E) does not have significant personal services contract(s) with GMAC Commercial Mortgage Corporation or any of its subsidiaries or affiliates; (F) is not affiliated with a tax-exempt entity that receives significant contributions from GMAC Commercial Mortgage
Corporation or any of its subsidiaries or affiliates; (G) is not the beneficial owner at the time of such individual's appointment as an Independent Director, or at any time thereafter while serving as an Independent Director, of such number of share of any classes of common stock of GMAC Commercial Mortgage
Corporation the value of which constitutes more than 5% of such individual's net worth; and (H) is not a spouse, parent, sibling or child of any person described by (A) through (G).

      (iii)   An "affiliate" of a person, or a person "affiliated with," a specified person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person.

      (iv)    The term "control" (including the terms "controlling," "controlled by" and "under common control with") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, that a person shall not be deemed to control another person solely because he or she is a director of such other person.

      (v)     The term "person" shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person pursuant to Section
13(d)(3) of the Securities Exchange Act of 1934, as amended, as in effect on
December 1, 1992.

      (vi)    A "subsidiary" of GMAC Commercial Mortgage Corporation shall mean any corporation a majority of the voting stock of which is owned, directly or indirectly through one or more other subsidiaries, by GMAC Commercial Mortgage
Corporation.

      (vii)   A person shall be deemed to be, or to be affiliated with a company or firm that is a "significant advisor or consultant to GMAC Commercial
Mortgage Corporation or any of its subsidiaries or affiliates" if he, she or it, as the case may be, received or would receive fees or similar compensation from
GMAC Commercial Mortgage Corporation or any of its subsidiaries or affiliates in excess of the lesser of (A) 3% of the consolidated gross revenues which GMAC
Commercial Mortgage Corporation and its subsidiaries received for the sale of their products and services during the last fiscal year of GMAC Commercial
Mortgage Corporation, (S) 5% of the gross revenues of the person during the last calendar year, if such person is a self-employed individual and (C) 5% of the consolidated gross revenues received by such company or firm for the sale of its products and services during its last fiscal year, if the person is a company or firm; provided, however, that director's fees and expense reimbursements shall not be included in the gross revenues of an individual for purposes of this determination.

                                       -6-

      (viii)  A "significant customer of GMAC Commercial Mortgage Corporation of any of its subsidiaries or affiliates" shall mean a customer from which GMAC
Commercial Mortgage Corporation and any of its subsidiaries or affiliates collectively in the last fiscal year of GMAC Commercial Mortgage Corporation received payments in consideration for the products and services of GMAC
Commercial Mortgage Corporation and its subsidiaries or affiliates which are in excess of 3% of the consolidated gross revenues of GMAC Commercial Mortgage
Corporation and its subsidiaries during such fiscal year.

      (ix)    A "significant supplier of GMAC Commercial Mortgage Corporation or any of its subsidiaries or affiliates" shall mean a supplier to which GMAC
Commercial Mortgage Corporation and any of its subsidiaries or affiliates collectively in the last fiscal year of GMAC Commercial Mortgage Corporation made payments in consideration for the supplier's products and services in excess of 3% of the consolidated gross revenues of GMAC Commercial Mortgage
Corporation and its subsidiaries during such fiscal year.

      (x)     GMAC Commercial Mortgage Corporation or any of its subsidiaries and affiliates shall be deemed a "significant customer" of a company if GMAC
Commercial Mortgage Corporation and any of its subsidiaries and affiliates collectively were the direct source during such company's last fiscal year of in excess of 5% of the gross revenues which such company received for the sale of its products and services during such fiscal year.

      (xi)    GMAC Commercial Mortgage Corporation or any of its subsidiaries and affiliates shall be deemed a "significant supplier" of a company if GMAC
Commercial Mortgage Corporation and any of its subsidiaries and affiliates collectively received in such company's last fiscal year payments from such company in excess of 5% of the gross revenues which such company received during such fiscal year for the sale of its products and services.

      (xii)   A person shall be deemed to have "significant personal services contract(s) with GMAC Commercial Mortgage Corporation or any of its subsidiaries or affiliates" if the fees and other compensation received by the person pursuant to personal services contract(s) with GMAC Commercial Mortgage
Corporation and any of its subsidiaries or affiliates exceeded or would exceed
5% of his or her gross revenues during the last calendar year.

      (xiii)  A tax-exempt entity shall be deemed to receive "significant contributions from GMAC Commercial Mortgage Corporation or any of its subsidiaries or affiliates" if such tax-exempt entity received during its last fiscal year, or expects to receive during its current fiscal year, contributions from GMAC Commercial Mortgage Corporation or its subsidiaries or affiliates in excess of the lesser of (A) 3% of the consolidated gross revenues of GMAC
Commercial Mortgage Corporation and its subsidiaries during such fiscal year and
(B) 5% of the contributions received by the tax-exempt entity during such fiscal year.

      This section 15 shall not be amended, altered or repealed without the written consent of each Rating Agency.

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                                   ARTICLE IV
                                    OFFICERS

      Section 1. Number. The officers of the corporation shall be elected by the board of directors and shall consist of a president, one or more vice presidents, a secretary, a treasurer, a controller, and such other officers and assistant officers as may be deemed necessary or desirable by the board of directors. Any number of offices may be held by the same person. In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable, except that the offices of president and secretary shall be filled as expeditiously as possible.

      Section 2. Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors at its first meeting held after each annual meeting of stockholder or as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier resignation or removal as hereinafter provided.

      Section 3. Removal. Any officer or agent elected by the board of directors may be removed by the board of directors whenever in its judgment the best interest of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

      Section 4. Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualified or otherwise, may be filled by the board of directors for the unexpired portion of the term by the directors then in office.

      Section 5. Compensation. Compensation of all officers shall be fixed by the board of directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the corporation.

      Section 6. The President. The president shall be the chief executive officer of the corporation and shall have the powers and perform the duties incident to that position. The president shall preside at all meetings of the board of directors and stockholders. Subject to the powers of the board of directors, he or she shall be in the general and active charge of the entire business, affairs and property of the corporation, and control over its officers, agents and employees; shall be its chief policy making officer, and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other office or agent of the corporation. The president shall have such other powers and perform such other duties as may be prescribed by the board of directors or as may be provided in these By-laws.

      Section 7. Vice Presidents. The vice president, or if there shall be more than one, the vice presidents in the order determined by the board of directors shall, in the absence or disability of the president, act with all of the powers and be subject to all the restrictions of the

                                       -8-

president. The vice presidents shall also perform such other duties and have such other powers as the board of directors, the president or these By-laws may, from time to time, prescribe.

      Section 8. The Controller. The controller shall have general charge, control, and supervision over the accounting and auditing affairs of the corporation. The controller or such persons as the controller shall designate shall have responsibility for the custody and safekeeping of all permanent records and papers of the corporation. The controller shall have responsibility for the preparation of all financial statements and reports on the operation and condition of the business; shall have responsibility of the establishment of financial procedures, records, and forms used by the corporation; shall have responsibility for the filing of all financial reports and returns, except tax returns, required by law; shall render to the president or the board of directors, whenever they may require, an account of the controller's transactions; and in general shall have such other powers and perform such other duties as are incident to the office of controller and as from time to time may be prescribed by the board of directors, the president, or these By-laws may prescribe.

      Section 9. The Secretary and Assistant Secretaries. The secretary shall attend all meetings of the board of directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the president's supervision, the secretary shall give, or cause to be given, all notices required to be given by these By-laws or by law; shall have such powers and perform such duties as the board of directors, the president or these
By-laws may, from time to time, prescribe; and shall have custody of the corporate seal of the corporation. The secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such secretary or assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, the president, or secretary may, from time to time, prescribe.

      Section 10. The Treasurer and Assistant Treasurer. The treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the board of directors;
shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and
shall render to the president and the board of directors, at its regular meeting or when the board of directors so requires, an account of the treasurer's actions; shall have such powers and perform such duties as the board of directors, the treasurer shall give the corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of treasurer and for the restoration to the corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the treasurer belonging to the corporation. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors,

                                       -9-

shall in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. The assistant treasurers shall perform such other duties and have such other powers as the board of directors, the president or treasurer may, from time to time, prescribe.

      Section 11. Other Officers, Assistant officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these By-laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors.

      Section 12. Absence or Disability of Officers. In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in such officer's place during such officer's absence or disability, the board of directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

                                    ARTICLE V
                                 INDEMNIFICATION

      Section 1. Right to Indemnification of Directors and Officers. Subject to
the other provisions of this article, the corporation shall indemnify and advance expenses to every director and officer (and to such person's heirs, executors, administrators or other legal representatives) in the manner and to the full extent and under the circumstances permitted by applicable law as it presently exists, including without limitation Section 145 of the General
Corporation Law of the State of Delaware, or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys' fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("a proceeding"), in which such director or officer was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employees, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise. The corporation shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the board of directors of the corporation.

      Section 2. Advancement of Expenses of Directors and Officers. The
corporation shall pay the expenses of directors and officers incurred in defending any proceeding in advance of its final disposition ("advancement of expenses"); provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this article or otherwise.

      Section 3. Claims by Officers or Directors. If a claim for indemnification or advancement of expenses by an officer or director under this Article V is not paid in full within ninety days after a written claim therefor has been received by the corporation, the claimant may file suite to recover the unpaid amount of such claim and, if successful in whole or in part, shall

                                      -10-

be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall be the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law.

      Section 4. Indemnification of Employees. Subject to the other provisions of this Article V, the corporation may indemnify and advance expenses to every employee who is not a director or officer (and to such person's heirs, executors, administrators or other legal representatives) in the manner and to the full extent and under the circumstances permitted by applicable law as it presently exists, including without limitation Section 145 of the General
Corporation Law of the State of Delaware, or may hereafter be amended against any and all amounts (including judgments, fines, payments in settlement, attorneys' fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigate ("a proceeding"), in which such employee was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was an employee of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise. The ultimate determination of entitlement to indemnification of employees who are not officers and directors shall be made by the board of directors or by a committee of the board of directors in such manner as the board or such committee shall determine. The corporation shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the board of directors of the corporation.

      Section 5. Advancement of Expenses of Employees. The advancement of expense of an employee who is not an officer or director shall be made by or in the manner provided by resolution of the board of directors or by a committee of the board of directors or of the corporation.

      Section 6. Non-Exclusivity of Rights. The rights conferred on any person by this Article V shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

      Section 7. Other Indemnification. The corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, organization or other enterprise.

      Section 8. Insurance. The board of directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the corporation's expense insurance: (a) to indemnify the corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article V; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the corporation under the provisions of this Article V.

                                      -11-

      Section 9. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article V shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                                   ARTICLE VI
                              CERTIFICATES OF STOCK

      Section 1. Form. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the president or a vice president and the secretary or an assistant secretary of the corporation, certifying the number of shares owned by such holder in the corporation. If such a certificate is countersigned (1) by a transfer agent or an assistant transfer agent other than the corporation or its employees or (2)
by a registrar, other than the corporation or its employees, the signature of any such president, vice president, secretary, or assistant secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificate or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. Shares of stock of the corporation shall only be transferred on the books of the corporation by the holder of record thereof or by such holder's attorney duly authorized in writing, upon surrender to the corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books. The board of directors may appoint a bank or trust company organized under the laws of the United
States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the corporation.

      Section 2. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against the corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                      -12-

      Section 3. Fixing a Record Date for Stockholder Meetings. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting was held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting;
provided, however, that the board of directors may fix a new record date for the adjourned meeting.

      Section 4. Fixing a Record Date for Action by Written Consent. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior acting by the board of directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

      Section 5. Fixing a Record Date for Other Purposes. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

      Section 6. Registered Stockholders. Prior to the surrender to the corporation of the certificate or certificates for a share of shares of stock with a request to record the transfer of such share or shares, the corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner. The corporation shall not be bound to recognize any equitable or other

                                      -13-

claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

      Section 7. Subscriptions for Stock. Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the board of directors. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In the case of default in the payment of any installment or call when such payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.

                                   ARTICLE VII
                               GENERAL PROVISIONS

      Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

      Section 2. Checks, Drafts or Orders. All checks, drafts, or other orders for the payment of money by or to the corporation and all notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall be determined by resolution of the board of directors or a duly authorized committee thereof.

      Section 3. Contracts. The board of directors may authorize any officer or officers, or any agent or agents, of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

      Section 4. Loans. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of any subsidiary, including any officer or employee who is a director of the corporation or any subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

      Section 5. Fiscal Year. The fiscal year of the corporation shall be the year ending December 31.

                                      -14-

      Section 6. Corporate Seal. The board of directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

      Section 7. Voting Securities Owned By Corporation. Voting securities in any other corporation held by the corporation shall be voted by the president, unless the board of directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

      Section 8. Inspection of Books and Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder.
The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal place of business.

      Section 9. Section Headings. Section headings in these By-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

      Section 10. Inconsistent Provisions. In the event that any provision of these By-laws is or becomes inconsistent with any provision of the certificate of incorporation, the General Corporation Law of the State of Delaware or any
other applicable law, the provision of these By-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

                                  ARTICLE VIII
                          SEPARATE CONDUCT OF BUSINESS

      Section 1. The corporation shall maintain separate corporate records and books of account. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the By-laws of the corporation.

      Section 2. Its cash accounts shall not be commingled with those of any of its affiliates.

      Section 3. Its board of directors shall hold appropriate meetings to authorize all of its corporate actions.

      Section 4. The corporation shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned.

                                      -15-

      Section 5. The corporation shall provide for its operating expenses and liabilities from its own funds, which may include funds borrowed from affiliates.

      Section 6. The corporation shall, when appropriate, obtain proper authorization from its directors or stockholders for corporate action.

      Section 7. The corporation shall act solely in its corporate name and through its duly authorized officers or agents in the conduct of its business.

      Section 8. The corporation shall not hold itself out as being liable for the debts of any other entity and shall not permit any affiliate to hold itself out as liable for the debts of the corporation.

      Section 9. Each of the corporation and its affiliates shall maintain an arm's length relationship with the other.

                                   ARTICLE IX
                                   AMENDMENTS

      Except as provided in Sections 14 and 15 of Article III, these By-laws may be amended, altered, or repealed and new By-laws adopted at any meeting of the board of directors by a majority vote. The fact that the power to adopt, amend, alter or repeal the By-laws has been conferred upon the board of directors shall not divest the stockholders of the same powers.

                                      -16-